Exhibit 99.2

Sidus Space Issues Letter to Shareholders Highlighting Progress and Next Phase of Growth

Advancing commercialization, a strengthened balance sheet, an expanding multi-domain defense pipeline, and disciplined capital allocation

CAPE CANAVERAL, Fla. – July 21, 2026 – Sidus Space, Inc. (NASDAQ: SIDU) (“Sidus” or the “Company”), an innovative space and defense technology company, today announced that it has released a Letter to Shareholders from its Founder, Chief Executive Officer and Chairman, Carol Craig, detailing the Company’s transition from technology development to commercialization, its strengthened balance sheet and capital strategy, and its expanding pipeline across defense, intelligence, civil, and commercial markets.

The letter outlines the Company’s progress and priorities across commercialization, capital allocation and balance-sheet strength, technology development, and government and defense market alignment.

“Today, our focus is shifting from proving our technology to scaling its commercial application and that distinction is important,” said Carol Craig, Founder, Chief Executive Officer and Chairman of Sidus Space. “Success is no longer measured simply by launching satellites or demonstrating technical capability. It will increasingly be measured by customer adoption, recurring revenue, operating leverage, and long-term shareholder value.”

The Next Chapter of Sidus Space

Key Highlights from the Letter to the Shareholders include:

●	Approximately $170 million raised over the past six months to strengthen the balance sheet, accelerate commercialization, and provide long-term financial flexibility.

●	Inclusion in the Russell 2000, Russell 3000, and Russell Microcap Indexes, expanding institutional visibility.

●	Successful design, manufacture, launch, and on-orbit demonstration of multiple generations of the LizzieSat platform, validating our vertically integrated capabilities.

●	Advancement of the Fortis VPX digital mission computing platform and Orlaith AI ecosystem through testing in preparation for customer evaluations and commercialization.

●	Continued progression through production and integration of two next-generation, software-defined LizzieSat spacecraft, designed to support rapidly evolving mission requirements on orbit.

●	Expanded pipeline across defense, intelligence, civil, and commercial markets, including the Missile Defense Agency SHIELD contract vehicle.

●	Expanded international presence and strategic partnerships to broaden global market access and diversify revenue opportunities.

●	Modernization of 35,000-square-foot vertically integrated manufacturing, assembly, integration, test, and mission operations footprint to incorporate emerging technologies, enabling the scalable production of next-generation, orbit-agnostic space and defense solutions.

The full CEO Letter to Shareholders is available on the Company’s Investor Relations website: https://investors.sidusspace.com/SIDU-July-2026-Shareholder-Letter

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space systems and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

investor-relations@sidusspace.com

Media Inquiries

press@sidusspace.com